FORM 8-A/A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Redback Networks Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	77-0438443
(State of Incorporation or Organization)	(IRS Employer Identification No.)

300 Holger Way, San Jose, CA	95134
(Address of principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12 (b) of the Act:

Title of Each Class to be so Registered	Name and Exchange on which Each Class is to be registered
NONE	NONE

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction Act A.(c), please check the following box.    ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction Act A.(d), please check the following box.    ☒

Securities Act registration statement file number to which this form relates:

                         (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights

(Title of Class)

AMENDMENT NO. 3 TO FORM 8-A

We hereby amend the following items, exhibits or other portions of our Form 8-A filed on June 15, 2001, as amended on May 31, 2002, and on October 2, 2003, related to our Rights Agreement, as set forth below.

ITEM 1.	DESCRIPTION OF COMPANY’S SECURITIES TO BE REGISTERED

Item 1 of the Form 8-A filed by Redback Networks Inc. (the “Company”) on June 15, 2001, as amended on May 31, 2002, and October 3, 2003, is hereby amended by adding the following:

“On January 5, 2004, the Company and the Rights Agent executed a Third Amendment to the Rights Agreement (the “Third Amendment”) in connection with an equity investment in the Company (the “Equity Financing”) by TCV IV, L.P. and TCV IV Strategic Partners, L.P. (the “Investors”). The Third Amendment provides that neither the Investors nor any of their Affiliates or Associates (as defined in the Rights Agreement) shall be deemed “Acquiring Persons” under the Rights Agreement on account of (i) their acquisition of the Company’s Series B Preferred Stock or warrants to purchase Common Stock in connection with the Equity Financing, (ii) their acquisition of Common Stock upon conversion of the Series B Preferred Stock or exercise of the warrants, (iii) any equity grants to any member of the Company’s Board of Directors serving as the Investors’ designee, or (iv) additional purchases by the Investors of up to 3,000,000 shares of Common Stock in open-market purchases or otherwise in transactions not involving the Company.

The Third Amendment, which is an exhibit hereto, is incorporated herein by reference. The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.”

ITEM 2.	EXHIBITS

4.1	Rights Agreement dated June 12, 2001, by and between Redback Networks Inc. and US Stock Transfer Corporation, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached as Exhibits A, B and C, respectively thereto. (1)

4.2	Amendment to the Rights Agreement between Redback Networks Inc. and US Stock Transfer Corporation dated May 21, 2002. (2)

4.3	Second Amendment to the Rights Agreement between Redback Networks Inc. and US Stock Transfer Corporation dated October 2, 2003. (3)

4.4	Third Amendment to the Rights Agreement between Redback Networks Inc. and US Stock Transfer Corporation dated January 5, 2004.

(1) Incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 15, 2001 (filed as Exhibit 4.1).

(2) Incorporated by reference to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on May 31, 2002 (filed as Exhibit 4.2).

(3) Incorporated by reference to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on October 3, 2003 (filed as Exhibit 4.3).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on the Registrant’s behalf by the undersigned thereunto duly authorized.

REDBACK NETWORKS INC.

Dated: January 8, 2004	By:	/s/ Thomas L. Cronan III
Thomas L. Cronan III Senior Vice President of Finance and Administration and Chief Financial Officer

Exhibit Index

ITEM 2.	EXHIBITS

4.1	Rights Agreement dated June 12, 2001, by and between Redback Networks Inc. and US Stock Transfer Corporation, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached as Exhibits A, B and C, respectively thereto. (1)

4.2	Amendment to the Rights Agreement between Redback Networks Inc. and US Stock Transfer Corporation dated May 21, 2002. (2)

4.3	Second Amendment to the Rights Agreement between Redback Networks Inc. and US Stock Transfer Corporation dated October 2, 2003. (3)

4.4	Third Amendment to the Rights Agreement between Redback Networks Inc. and US Stock Transfer Corporation dated January 5, 2004.

(1) Incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 15, 2001 (filed as Exhibit 4.1).

(2) Incorporated by reference to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on May 31, 2002 (filed as Exhibit 4.2).

(3) Incorporated by reference to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on October 3, 2003 (filed as Exhibit 4.3).